UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                        April 12, 2006

THE MONARCH CEMENT COMPANY
(Exact name of Registrant as specified in its charter)

Kansas	0-2757	48-0340590
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. BOX 1000,
HUMBOLDT, KANSAS  66748-0900
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (620) 473-2222

(Former name or former address, if changed since last report)

[  ] Written communications pursuant to Rule 415 under the Securities Act (17 CFR 240.13e-4)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

            At the annual meeting of the Board of Directors held April 12, 2006, the Board amended the bylaws of the corporation by adding a second, unnumbered paragraph to Paragraph 5 specifying the procedures for a stockholder to nominate persons for election to the board of directors of the corporation.  The notice must include, but not be limited to, information as to the person being nominated and as to the stockholder giving the notice and must be provided in writing to the secretary of the corporation within the time limits specified in such bylaw.

Item 7.01.       Regulation FD Disclosure

            At the annual meeting of stockholders held April 12, 2006, the President reported that current market projections create the potential for Monarch to achieve record sales and net income for the year 2006.  In light of these projections, he indicated that management would recommend to the Board to consider, during 2006, a modest yet sustainable increase in dividends of $.01 per quarter ($.04 annually).

            At the annual meeting of the Board of Directors immediately following the annual meeting of stockholders, the Board declared a $.21 per share dividend payable June 12, 2006 to stockholders of record on May 22, 2006 which is a $.01 per share increase from prior dividend payments.

Item 9.01        Financial Statements and Exhibits

            (c)    Exhibits.

                    3(ii) - Bylaws.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                                                THE MONARCH CEMENT COMPANY

Dated: April 13, 2006

                                                                                                                By:  /s/ Debra P. Roe
                                                                                                                Debra P. Roe, CPA
                                                                                                                Chief Financial Officer and
                                                                                                                Assistant Secretary-Treasurer

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